Exhibit 99.1

Contact:	Lauralee Martin
Title:	Chief Operating and Financial Officer
Phone:	+1 312 228 2073

Jones Lang LaSalle Reports Record Full-Year Revenue Driven by Strong Fourth Quarter

Adjusted annual net income of $166 million; adjusted EPS of $3.77

CHICAGO, February 1, 2011 – Jones Lang LaSalle Incorporated (NYSE: JLL) today reported net income of $154 million on a U.S. GAAP basis, or $3.48 per share, for the year ended December 31, 2010, compared with a net loss of $4 million, or $0.11 per share, for the year ended December 31, 2009. Adjusting for Restructuring and co-investment charges, full-year 2010 net income would have been $166 million, or $3.77 per share, compared with $70 million, or $1.75 per share, in 2009. Full-year revenue was a record high $2.9 billion, an increase of 18 percent in U.S. dollars, 17 percent in local currency, compared with 2009. The firm’s adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) were $337 million for the year.

For the quarter ended December 31, 2010, net income was $84 million on a U.S. GAAP basis, or $1.91 per share, compared with $52 million, or $1.19 per share, for the fourth quarter ended December 31, 2009. Adjusting for Restructuring and certain non-cash co-investment charges, fourth-quarter 2010 net income would have been $86 million, or $1.94 per share, compared with fourth-quarter 2009 net income of $63 million, or $1.44 per share, on an adjusted basis. Revenue for the fourth quarter of 2010 was $956 million, a 17 percent increase from $815 million in 2009, 18 percent in local currency. Adjusted EBITDA in the fourth quarter of 2010 was $143 million.

2010 Full-Year Highlights:

•	Record high revenue of $2.9 billion, up 18 percent for the year

•	Continued transactional revenue improvement; Leasing revenue of $1.0 billion

•	Adjusted operating income margin improves to 9.1 percent from 6.6 percent in 2009; adjusted EBITDA margin improves to 11.5 percent

•	$5.0 billion of net capital raised by LaSalle Investment Management

Results for full-year 2010 included $6 million of Restructuring charges as well as $10 million of non-cash co-investment charges, compared with $47 million and $51 million in 2009, respectively.

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Jones Lang LaSalle Reports Full-Year and Fourth-Quarter 2010 Results – Page 2

Results for the fourth quarter of 2010 included $1 million of Restructuring charges and $1 million of non-cash co-investment charges. Restructuring charges are excluded from segment operating results although they are included for consolidated reporting. The non-cash charges relate primarily to impairments of the firm’s investments in real estate ventures and are included in Equity losses at the consolidated and segment reporting levels.

“Our strong fourth-quarter and full-year results were achieved with activity from all our regions as well as LaSalle Investment Management,” said Colin Dyer, CEO of Jones Lang LaSalle. “As markets continue to recover, we are working to take additional market share and maintain good growth momentum into 2011,” Dyer added.

Business Line Revenue Comparison for the periods ending December 31, 2010 and 2009:

(in millions, “LC” = local currency)

	Three Months Ended Dec 31,		% Change	Twelve Months Ended Dec 31,		% Change
	2010	2009	in LC	2010	2009	in LC
Real Estate Services
Leasing	$360.0	$290.0	25%	$999.9	$783.0	27%
Capital Markets	115.6	81.0	50%	305.7	203.8	51%
Property & Facility Management	216.2	198.0	7%	716.0	627.4	11%
Project & Development Services	99.1	90.7	11%	337.4	311.0	9%
Advisory, Consulting & Other	98.1	91.0	7%	309.5	295.3	5%

Total RES Revenue	$889.0	$750.7	18%	$2,668.5	$2,220.5	18%
LaSalle Investment Management
Advisory fees	$61.4	$62.1	(1%)	$237.5	$242.2	(3%)
Transaction and Incentive fees	5.9	2.3	126%	19.6	18.0	2%

Total Investment Management	$67.3	$64.4	3%	$257.1	$260.2	(3%)

Total Firm Revenue	$956.3	$815.1	18%	$2,925.6	$2,480.7	17%

Year-to-date operating expenses excluding Restructuring charges were $2.7 billion, an increase of 14 percent in local currency compared with 2009. On a full-year basis, total compensation as a percentage of firm revenue improved to 64.9 percent, from 65.5 percent in 2009, driven by better productivity across the firm. Full-year adjusted operating income margin, which excludes Restructuring charges, was 9.1 percent, up from 6.6 percent in 2009. Full-year adjusted EBITDA margin was 11.5 percent, up from 9.6 percent in 2009.

Operating expenses excluding Restructuring charges were $832 million for the fourth quarter, compared with $722 million in 2009. On a local currency basis, operating expenses excluding Restructuring charges increased 15 percent over 2009, with increases the result of business growth

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Jones Lang LaSalle Reports Full-Year and Fourth-Quarter 2010 Results – Page 3

and performance compensation. Adjusted operating income margin improved to 13.0 percent in the fourth quarter, compared with an 11.4 percent margin in the same period of 2009.

Balance Sheet

In 2010, the firm reduced its net debt position by $250 million, including a reduction in net bank debt of $155 million and a reduction in deferred acquisition obligations of $95 million. The firm’s total net debt position at December 31, 2010, was $273 million. The net debt reduction during the year was driven by strong cash flows generated from operations and modest cash outflows due to disciplined capital expenditures, effective tax management and low cash interest expense associated with reduced borrowing levels on the firm’s investment-grade balance sheet.

Business Segment Full-Year and Fourth-Quarter Performance Highlights

Americas Real Estate Services

Full-year revenue in the Americas region was nearly $1.3 billion, an increase of 22 percent over the prior year, driven by increased transactional activities both in Leasing, which increased 28 percent to $638 million, and Capital Markets and Hotels, which more than doubled to $84 million.

	Three Months Ended Dec 31,		% Change	Twelve Months Ended Dec 31,		% Change
Americas (in millions)	2010	2009	In LC	2010	2009	in LC
Leasing	$228.3	$176.2	30%	$637.9	$498.2	28%
Capital Markets & Hotels	35.1	13.7	156%	84.1	38.3	120%
Property & Facility Management	86.1	79.7	8%	269.4	226.2	19%
Project & Development Services	48.1	43.5	11%	158.9	158.0	1%
Advisory, Consulting and Other	30.9	31.6	(2%)	110.9	112.0	(1%)

Operating revenue	$428.5	$344.7	24%	$1,261.2	$1,032.7	22%
Equity earnings (losses)	0.0	0.0	n/m	0.3	(1.1)	n/m

Total segment revenue	$428.5	$344.7	24%	$1,261.5	$1,031.6	22%

n/m – not meaningful

Year-to-date operating expenses were $1.1 billion, compared with $945 million for the same period in 2009, an 18 percent increase. Americas operating income margin improved to 11.8 percent, from 8.4 percent in 2009 on a full-year basis. Full-year EBITDA for 2010 was $184 million, a margin of 14.6 percent, compared with $134 million for 2009, a margin of 13.0 percent.

Operating expenses were $359 million in the fourth quarter, 19 percent higher than a year ago, but operating income margin improved to 16.2 percent, from 12.4 percent in the fourth quarter last year. EBITDA for the fourth quarter of 2010 was $79 million, compared with $52 million for the fourth quarter of 2009.

Jones Lang LaSalle Reports Full-Year and Fourth-Quarter 2010 Results – Page 4

EMEA Real Estate Services

EMEA’s full-year revenue was $729 million in 2010 compared with $644 million in 2009, an increase of 13 percent, 17 percent in local currency, with the most significant contribution from Capital Markets and Hotels. Transactional activity improved in the firm’s largest European markets. Capital Markets and Hotels momentum picked up in the fourth quarter, driving revenue up 41 percent in local currency compared with the fourth quarter of 2009.

	Three Months Ended Dec 31,		% Change	Twelve Months Ended Dec 31,		% Change
EMEA (in millions)	2010	2009	in LC	2010	2009	in LC
Leasing	$69.3	$70.3	4%	$202.6	$172.5	22%
Capital Markets & Hotels	52.0	38.8	41%	141.2	107.3	37%
Property & Facility Management	40.7	43.9	(3%)	142.9	135.5	8%
Project & Development Services	32.2	34.5	0%	115.0	108.8	11%
Advisory, Consulting and Other	43.2	40.2	13%	127.2	122.4	7%

Operating revenue	$237.4	$227.7	10%	$728.9	$646.5	17%
Equity losses	0.0	(1.8)	n/m	(0.1)	(2.8)	n/m

Total segment revenue	$237.4	$225.9	11%	$728.8	$643.7	17%

n/m – not meaningful

Year-to-date operating expenses were $709 million, an increase of 9 percent, 12 percent in local currency. On a full-year basis, operating income margin was 2.7 percent, compared with an operating loss of 1.5 percent in the prior year. Full-year EBITDA for 2010 was $38 million, a margin of 5.3 percent, compared with $11 million in 2009, a margin of 1.8 percent.

Operating expenses were $217 million in the fourth quarter, an increase of 4 percent from the prior year, 9 percent in local currency, primarily due to increased variable compensation expense related to improved year-over-year performance. Operating income margin in EMEA improved to 8.5 percent in the fourth quarter, from 7.2 percent in 2009. The region’s EBITDA for the fourth quarter of 2010 was $26 million, compared with $22 million for the same period last year.

Asia Pacific Real Estate Services

Revenue in the Asia Pacific region was $679 million in 2010, an increase of 26 percent compared with 2009, 17 percent in local currency. The year-over-year increase was principally driven by transactional revenue improvement across most countries in the region compared with a year ago. Fourth-quarter revenue was $223 million, compared with $178 million for the same period in 2009, an increase of 25 percent, 18 percent in local currency.

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Jones Lang LaSalle Reports Full-Year and Fourth-Quarter 2010 Results – Page 5

	Three Months Ended Dec 31,		% Change	Twelve Months Ended Dec 31,		% Change
Asia Pacific (in millions)	2010	2009	In LC	2010	2009	in LC
Leasing	$62.4	$43.5	36%	$159.4	$112.3	34%
Capital Markets & Hotels	28.5	28.5	(7%)	80.4	58.2	25%
Property & Facility Management	89.4	74.4	13%	303.7	265.7	6%
Project & Development Services	18.8	12.7	41%	63.5	44.2	35%
Advisory, Consulting and Other	24.0	19.2	20%	71.4	60.9	11%

Operating revenue	$223.1	$178.3	18%	$678.4	$541.3	17%
Equity earnings (losses)	0.1	0.0	n/m	0.1	(2.4)	n/m

Total segment revenue	$223.2	$178.3	18%	$678.5	$538.9	17%

n/m – not meaningful

Operating expenses for the region were $629 million for full-year 2010, compared with $507 million in 2009, an increase of 16 percent in local currency. Full-year operating income margin was 7.3 percent, compared with 5.9 percent in 2009. EBITDA for 2010 was $62 million, a margin of 9.2 percent, compared with $44 million in 2009, a margin of 8.2 percent.

Fourth-quarter operating expenses were $198 million, compared with $153 million in 2009, an increase of 22 percent year over year in local currency. The region’s EBITDA for the fourth quarter of 2010 was $29 million, consistent with very strong EBITDA in the fourth quarter of 2009.

LaSalle Investment Management

LaSalle Investment Management’s full-year Advisory fees were $238 million, compared with $242 million in 2009, a decrease of 3 percent in local currency. Fourth-quarter Advisory fees were $61 million, down 1 percent compared with last year in both U.S. dollars and local currency. Transaction and incentive fees increased to $5.9 million in the fourth quarter versus $2.3 million in the prior year due to increased acquisition levels, bringing the year-to-date fees to $19.6 million.

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Jones Lang LaSalle Reports Full-Year and Fourth-Quarter 2010 Results – Page 6

LaSalle Investment Management	Three Months Ended Dec 31,		% Change	Twelve Months Ended Dec 31,		% Change
(in millions)	2010	2009	in LC	2010	2009	in LC
Advisory fees	$61.4	$62.1	(1%)	$237.5	$242.2	(3%)
Transaction and Incentive fees	5.9	2.3	126%	19.6	18.0	2%

Operating revenue	$67.3	$64.4	3%	$257.1	$260.2	(3%)
Equity losses	(0.5)	(0.9)	n/m	(11.7)	(52.6)	n/m

Total segment revenue	$66.8	$63.5	4%	$245.4	$207.6	16%

n/m – not meaningful

Full-year adjusted operating income margin, which excludes non-cash co-investment impairment charges, was 19.1 percent compared with 17.6 percent in 2009.

LaSalle Investment Management raised net capital of $5.0 billion during the year, making 2010 the second-best year of capital raise in LaSalle history. Investments totaled $3.2 billion for the year. At the end of the fourth quarter assets under management were $41.3 billion.

Summary

The firm had a record-setting year of revenue and a strong recovery in profit performance. It finished the year with a strong foundation for future growth and performance. The Americas expanded its market positions, EMEA returned to positive operating income, and Asia Pacific demonstrated continued annuity and transaction revenue growth. LaSalle Investment Management generated healthy margins on its advisory fees and raised significant levels of capital. Profitability improved in all operating segments. The firm is well positioned to take advantage of a consolidating industry and global economic recovery.

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Jones Lang LaSalle Reports Full-Year and Fourth-Quarter 2010 Results – Page 7

About Jones Lang LaSalle

Jones Lang LaSalle (NYSE: JLL) is a financial and professional services firm specializing in real estate. The firm offers integrated services delivered by expert teams worldwide to clients seeking increased value by owning, occupying or investing in real estate. With 2010 global revenue of more than $2.9 billion, Jones Lang LaSalle serves clients in 60 countries from 750 locations worldwide, including 180 corporate offices. The firm is an industry leader in property and corporate facility management services, with a portfolio of approximately 1.7 billion square feet worldwide. LaSalle Investment Management, the company’s investment management business, is one of the world’s largest and most diverse in real estate with more than $41 billion of assets under management. For further information, please visit the company’s website, www.joneslanglasalle.com.

200 East Randolph Drive Chicago Illinois 60601

22 Hanover Square London W1A 2BN

9 Raffles Place #39–00 Republic Plaza Singapore 048619

Statements in this press release regarding, among other things, future financial results and performance, achievement, and plans and objectives may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives of Jones Lang LaSalle to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in Jones Lang LaSalle’s Annual Report on Form 10-K for the year ended December 31, 2009, and in the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010, and September 30, 2010, and in other reports filed with the Securities and Exchange Commission. Statements speak only as of the date of this release. Jones Lang LaSalle expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in Jones Lang LaSalle’s expectations or results, or any change in events.

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Jones Lang LaSalle Reports Full-Year and Fourth-Quarter 2010 Results – Page 8

Conference Call

The firm will conduct a conference call for shareholders, analysts and investment professionals on Wednesday, February 2 at 9:00 a.m. EST.

To participate in the teleconference, please dial into one of the following phone numbers five to 10 minutes before the start time:

• U.S. callers:	+1 877 800 0896

• International callers:	+1 706 679 7364

• Pass code:	37984267

Webcast

Follow these steps to listen to the webcast:

1. You must have a minimum 14.4 Kbps Internet connection

2. Log on to http://www.videonewswire.com/event.asp?id=75940 and follow instructions

3. Download free Windows Media Player software: (link located under registration form)

4. If you experience problems listening, send an e-mail to prnwebcast@multivu.com

Supplemental Information

Supplemental information regarding the fourth quarter 2010 earnings call has been posted to the Investor Relations section of the company’s website: www.joneslanglasalle.com.

Conference Call Replay

Available: 12:00 p.m. EST Wednesday, February 2 through 11:59 p.m. EST Wednesday, February 9 at the following numbers:

• U.S. callers:	+1 800 642 1687

• International callers:	+1 706 645 9291

• Pass code:	37984267

Web Audio Replay

Audio replay will be available for download or stream within 24 hours of the conference call. This information and link is also available on the company’s website: www.joneslanglasalle.com.

If you have any questions, call Yvonne Peterson of Jones Lang LaSalle’s Investor Relations department at +1 312 228 2919.

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JONES LANG LASALLE INCORPORATED

Consolidated Statements of Operations

For the Three and Twelve Months Ended December 31, 2010 and 2009

(in thousands, except share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Revenue	$956,253	$815,085	$2,925,613	$2,480,736
Operating expenses:
Compensation and benefits	610,327	519,834	1,899,181	1,623,795
Operating, administrative and other	202,986	183,759	687,815	609,779
Depreciation and amortization	18,584	18,728	71,573	83,335
Restructuring charges	885	10,815	6,386	47,423

Total operating expenses	832,782	733,136	2,664,955	2,364,332

Operating income	123,471	81,949	260,658	116,404
Interest expense, net of interest income	10,063	11,428	45,802	55,018
Equity losses from unconsolidated ventures	(442)	(2,637)	(11,380)	(58,867)

Income before income taxes and noncontrolling interest	112,966	67,884	203,476	2,519
Provision for income taxes	28,220	15,483	49,038	5,677

Net income (loss)	84,746	52,401	154,438	(3,158)
Net income attributable to noncontrolling interest	190	147	537	437

Net income (loss) attributable to the Company	$84,556	$52,254	$153,901	$(3,595)

Net income (loss) attributable to common shareholders	$84,397	$52,026	$153,524	$(4,109)

Basic earnings (loss) per common share	$1.98	$1.24	$3.63	$(0.11)

Basic weighted average shares outstanding	42,652,006	41,839,401	42,295,526	38,543,087

Diluted earnings (loss) per common share	$1.91	$1.19	$3.48	$(0.11)

Diluted weighted average shares outstanding	44,235,319	43,670,994	44,084,154	38,543,087

EBITDA	$141,264	$97,665	$319,937	$139,921

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Segment Operating Results

For the Three and Twelve Months Ended December 31, 2010 and 2009

(in thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
REAL ESTATE SERVICES
AMERICAS
Revenue:
Operating revenue	$428,431	$344,662	$1,261,178	$1,032,784
Equity earnings (losses)	30	40	310	(1,141)

	428,461	344,702	1,261,488	1,031,643
Operating expenses:
Compensation, operating and administrative expenses	349,751	292,502	1,077,556	897,891
Depreciation and amortization	9,179	9,414	35,594	47,526

	358,930	301,916	1,113,150	945,417

Operating income	$69,531	$42,786	$148,338	$86,226

EBITDA	$78,710	$52,200	$183,932	$133,752

EMEA
Revenue:
Operating revenue	$237,397	$227,692	$728,838	$646,505
Equity losses	(21)	(1,807)	(66)	(2,747)

	237,376	225,885	728,772	643,758
Operating expenses:
Compensation, operating and administrative expenses	211,755	204,161	690,427	632,387
Depreciation and amortization	5,529	5,400	18,778	21,041

	217,284	209,561	709,205	653,428

Operating income (loss)	$20,092	$16,324	$19,567	$(9,670)

EBITDA	$25,621	$21,724	$38,345	$11,371

ASIA PACIFIC
Revenue:
Operating revenue	$223,135	$178,329	$678,452	$541,233
Equity earnings (losses)	55	—	55	(2,371)

	223,190	178,329	678,507	538,862
Operating expenses:
Compensation, operating and administrative expenses	194,528	149,443	616,101	494,574
Depreciation and amortization	3,062	3,287	13,010	12,485

	197,590	152,730	629,111	507,059

Operating income	$25,600	$25,599	$49,396	$31,803

EBITDA	$28,662	$28,886	$62,406	$44,288

LASALLE INVESTMENT MANAGEMENT
Revenue:
Operating revenue	$67,290	$64,402	$257,145	$260,214
Equity losses	(506)	(870)	(11,679)	(52,608)

	66,784	63,532	245,466	207,606
Operating expenses:
Compensation, operating and administrative expenses	57,279	57,488	202,912	208,722
Depreciation and amortization	814	626	4,191	2,283

	58,093	58,114	207,103	211,005

Operating income (loss)	$8,691	$5,418	$38,363	$(3,399)

EBITDA	$9,505	$6,044	$42,554	$(1,116)

Total segment revenue	955,811	812,448	2,914,233	2,421,869
Reclassification of equity losses	(442)	(2,637)	(11,380)	(58,867)

Total revenue	$956,253	$815,085	$2,925,613	$2,480,736

Total operating expenses before restructuring charges	831,897	722,321	2,658,569	2,316,909

Operating income before restructuring charges	$124,356	$92,764	$267,044	$163,827

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Consolidated Balance Sheets

December 31, 2010 and December 31, 2009

(in thousands)

	December 31, 2010 (Unaudited)	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$251,897	$69,263
Trade receivables, net of allowances	721,486	669,993
Notes and other receivables	76,374	73,984
Prepaid expenses	41,195	35,689
Deferred tax assets	82,740	82,793
Other	21,149	8,196

Total current assets	1,194,841	939,918
Property and equipment, net of accumulated depreciation	198,685	213,708
Goodwill, with indefinite useful lives	1,444,708	1,441,951
Identified intangibles, with finite useful lives, net of accumulated amortization	29,025	36,791
Investments in real estate ventures	174,578	167,310
Long-term receivables	42,735	52,941
Deferred tax assets	149,020	139,406
Other	116,269	104,908

Total assets	$3,349,861	$3,096,933

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$400,681	$347,650
Accrued compensation	554,841	479,628
Short-term borrowings	28,700	23,399
Deferred tax liabilities	3,942	1,164
Deferred income	45,146	38,575
Deferred business acquisition obligations	163,656	106,330
Other	99,346	98,349

Total current liabilities	1,296,312	1,095,095
Noncurrent liabilities:
Credit facilities	197,500	175,000
Deferred tax liabilities	15,450	3,210
Deferred compensation	15,130	27,039
Pension liabilities	5,031	8,210
Deferred business acquisition obligations	134,889	287,259
Minority shareholder redemption liability	34,118	32,475
Other	79,496	86,031

Total liabilities	1,777,926	1,714,319
Company shareholders’ equity:
Common stock, $.01 par value per share, 100,000,000 shares authorized; 42,659,999 and 41,843,947 shares issued and outstanding as of December 31, 2010, and December 31, 2009, respectively	427	418
Additional paid-in capital	883,046	854,227
Retained earnings	676,397	531,456
Shares held in trust	(6,263)	(5,196)
Accumulated other comprehensive income (loss)	15,324	(1,976)

Total Company shareholders’ equity	1,568,931	1,378,929
Noncontrolling interest	3,004	3,685

Total equity	1,571,935	1,382,614

Total liabilities and equity	$3,349,861	$3,096,933

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Summarized Consolidated Statements of Cash Flows

For the Twelve Months Ended December 31, 2010 and 2009

(in thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2010	2009
Cash provided by operating activities	$384,270	$250,554
Cash used in investing activities	(196,674)	(109,932)
Cash used in financing activities	(4,962)	(117,252)

Net increase in cash and cash equivalents	182,634	23,370
Cash and cash equivalents, beginning of period	69,263	45,893

Cash and cash equivalents, end of period	$251,897	$69,263

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Financial Statement Notes

1.	Charges excluded from GAAP net income (loss) to arrive at adjusted net income for the quarters and years ended December 31, 2010, and December 31, 2009, respectively, are primarily severance costs and non-cash charges related to co-investments. Below are reconciliations of GAAP net income (loss) to adjusted net income and calculations of earnings (loss) per share (“EPS”) for each net income (loss) total (in millions after tax, except per share):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
GAAP net income (loss)	$84.4	$52.0	$153.5	$(4.1)
Shares (in 000’s)	44,235	43,671	44,084	38,543

GAAP earnings (loss) per share	$1.91	$1.19	$3.48	$(0.11)

GAAP net income (loss)	$84.4	$52.0	$153.5	$(4.1)
Restructuring, net of tax	0.7	8.1	4.9	35.6
Non-cash co-investment charges, net of tax	0.7	2.8	7.9	38.5

Adjusted net income	85.8	62.9	166.3	70.0
Shares (in 000’s)	44,235	43,671	44,084	40,106

Adjusted earnings per share	$1.94	$1.44	$3.77	$1.75

Basic shares outstanding are used in the calculation of full-year 2009 GAAP EPS as the use of dilutive shares outstanding would cause that EPS calculation to be anti-dilutive.

2.	Adjusted EBITDA represents EBITDA adjusted for Restructuring and non-cash co-investment charges. EBITDA represents earnings before interest expense, net of interest income, income taxes, depreciation and amortization. Although adjusted EBITDA and EBITDA are non-GAAP financial measures, they are used extensively by management and are useful to investors and lenders as metrics for evaluating operating performance and liquidity. The firm believes that adjusted EBITDA and EBITDA are indicators of ability to service existing debt, to sustain potential future increases in debt and to satisfy capital requirements. EBITDA is also used in the calculations of certain covenants related to the firm’s revolving credit facility. However, adjusted EBITDA and EBITDA should not be considered as alternatives either to net income (loss) or net cash provided by operating activities, both of which are determined in accordance with GAAP. Because adjusted EBITDA and EBITDA are not calculated under GAAP, the firm’s adjusted EBITDA and EBITDA may not be comparable to similarly titled measures used by other companies.

Below is a reconciliation of net income (loss) to EBITDA and adjusted EBITDA (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Net income (loss)	$84,397	$52,026	$153,524	$(4,109)
Add:
Interest expense, net of interest income	10,063	11,428	45,802	55,018
Provision for income taxes	28,220	15,483	49,038	5,677
Depreciation and amortization	18,584	18,728	71,573	83,335

EBITDA	$141,264	$97,665	$319,937	$139,921

Add:
Non-cash co-investment charges	901	3,650	10,433	51,225
Restructuring	885	10,815	6,386	47,423

Adjusted EBITDA	$143,050	$112,130	$336,756	$238,569

Below is a reconciliation of net cash from operating activities, the most comparable cash flow measure on the consolidated statements of cash flows, to EBITDA and adjusted EBITDA (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Net cash provided by operating activities	$276,198	$206,693	$384,270	$250,554
Add (deduct):
Interest expense, net of interest income	10,063	11,428	45,802	55,018
Change in working capital and non-cash expenses	(173,217)	(135,939)	(159,173)	(171,328)
Provision for income taxes	28,220	15,483	49,038	5,677

EBITDA	$141,264	$97,665	$319,937	$139,921

Add:
Non-cash co-investment charges	901	3,650	10,433	51,225
Restructuring	885	10,815	6,386	47,423

Adjusted EBITDA	$143,050	$112,130	$336,756	$238,569

3.	For purposes of segment operating results, the allocation of restructuring charges to the segments has been determined to not be meaningful to investors, so the performance of segment results has been evaluated without allocation of these charges.

4.	Each geographic region offers the firm’s full range of Real Estate Services businesses consisting primarily of tenant representation and agency leasing; capital markets; property management and facilities management; project and development management; and advisory, consulting and valuation services. The Investment Management segment provides investment management services to institutional investors and high-net-worth individuals.

5.	The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the firm’s Annual Report on Form 10-K for the year ended December 31, 2010, to be filed with the Securities and Exchange Commission.

6.	EMEA refers to Europe, Middle East, and Africa. MENA refers to Middle East and North Africa.

7.	Certain prior year amounts have been reclassified to conform to the current presentation.